SECURITIES AND EXCHANGE COMMISSION

                                Washington, D. C.  20549



                                      Form 8-K
                                    Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (date of earliest event reported)         October 7, 1996



                        Northwestern Public Service Company


    ------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


             Delaware                       0-692               46-0172280
    -----------------------------------------------------------------------
    (State or other jurisdiction      (Commission File       (IRS   Employer
        of incorporation)                  Number)         Identification No.)


                                 33 Third Street S.E.
                                    P. O. Box 1318
                                  Huron, South Dakota       57350-1318
    ----------------------------------------------------------------------
                    (Address of principal executive officers)  (Zip Code)


    Registrant's telephone number, including area code  605-352-8411

  Item 2.  Acquisition Disposition of Assets.

       The merger (the "Merger") of a wholly-owned subsidiary of the Registrant with Empire Energy Corporation ("Empire) previously reported in the Registrant's Current Report on Form 8-K, was consummated on October 7, 1996. Empire, which was the surviving corporation in the Merger, is now an indirect wholly-owned subsidiary of the Registrant. The total consideration payable for the outstanding shares of Empire common stock was approximately $15 million. Of the funds used to effect the Merger, $14 million were borrowed under the Registrant's Credit Agreement with The Bank of Boston and $1 million were issued in the form of a note of Empire.

  Item 7.  Financial Statements, Pro Forma Financial Information and
  Exhibits.

       (a) Financial Statement of Business Acquired. Empire accountants' report, consolidated financial statements and notes to consolidated financial statements.

                      INDEPENDENT ACCOUNTANTS' REPORT

  Board of Directors and Stockholders
  Empire Energy Corporation
  Lebanon, Missouri

       We have audited the accompanying consolidated balance sheets of EMPIRE ENERGY CORPORATION as of June 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMPIRE ENERGY CORPORATION as of June 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          Baird, Kurtz & Dobson

  Springfield, Missouri
    August 14, 1996 (except with respect
    to the matter discussed in Note 14
    as to which the date is October 7, 1996)

  EMPIRE ENERGY CORPORATION CONSOLIDATED BALANCE SHEETS
  JUNE 30, 1995 AND 1996
  (Dollars In Thousands, Except Per Share Amounts)

                                                         1995     1996
                                                         ----     ----
                                  ASSETS
                                  ------
   CURRENT ASSETS:
      Cash . . . . . . . . . . . . . . . . . . . . .       $--   $2,064
      Trade receivables, less allowance for doubtful
         accounts; 1995 -- $905 and 1996 -- $1,262 .     3,302    5,724
      Inventories  . . . . . . . . . . . . . . . . .     4,831    6,702
      Prepaid expenses . . . . . . . . . . . . . . .       103      103
      Refundable income taxes  . . . . . . . . . . .       727      457
      Deferred income taxes  . . . . . . . . . . . .       652      996
                                                       -------  -------
         Total Current Assets  . . . . . . . . . . .     9,615   16,046
                                                       =======  =======
   DUE FROM SYN INC. . . . . . . . . . . . . . . . .              7,978
                                                                -------
   PROPERTY AND EQUIPMENT, At Cost:
      Land and buildings . . . . . . . . . . . . . .     7,329    8,903
      Storage and consumer service facilities  . . .    56,827   80,615
      Transportation, office and other equipment . .    16,804   18,702
                                                       -------  -------
                                                        80,960  108,220
      Less accumulated depreciation  . . . . . . . .  (25,037) (28,686)
                                                       -------  -------
                                                        55,923   79,534
                                                       =======  =======
   OTHER ASSETS:
      Excess of cost over fair value of net
        assets acquired, at amortized cost . . . . .     3,285    3,033
      Other  . . . . . . . . . . . . . . . . . . . .       252      511
                                                       -------  -------
                                                         3,537    3,544
                                                       -------  -------
                                                       $69,075 $107,102
                                                       =======  =======

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------
   CURRENT LIABILITIES:
      Checks in process of collection  . . . . . . .      $158      $--
      Current maturities of long-term debt . . . . .       163    6,019
      Accounts payable . . . . . . . . . . . . . . .     2,048    3,368
      Accrued salaries . . . . . . . . . . . . . . .       767    1,063
      Accrued expenses . . . . . . . . . . . . . . .     1,141    1,676
                                                       -------  -------
         Total Current Liabilities . . . . . . . . .     4,277   12,126
                                                       -------  -------
   LONG-TERM DEBT  . . . . . . . . . . . . . . . . .     1,701   25,442
                                                       -------  -------

   DEFERRED INCOME TAXES . . . . . . . . . . . . . .    15,458   16,877
                                                       -------  -------
   ACCRUED SELF-INSURANCE LIABILITY                      1,104    2,424
                                                       -------  -------
   STOCKHOLDERS' EQUITY:
      Common stock; $.001 par value; authorized
         17,500,000 shares; issued at June 30, 1995
         and 1996 -- 12,004,430 shares . . . . . . .        12       12
      Additional paid-in capital . . . . . . . . . .    46,099   46,099
      Retained earnings  . . . . . . . . . . . . . .       445    4,143
                                                       -------  -------
                                                        46,556   50,254
      Treasury stock, at cost -- 3,000 shares  . . .      (21)     (21)
                                                       -------  -------
                                                        46,535   50,233
                                                       -------  -------
                                                       $69,075 $107,102
                                                       =======  =======

  See Notes to Consolidated Financial Statements EMPIRE ENERGY
  CORPORATION CONSOLIDATED STATEMENTS OF INCOME YEARS ENDED JUNE 30, 1994, 1995 AND 1996 (In Thousands)

                                                1994    1995     1996
                                                ----    ----     ----
    OPERATING REVENUE . . . . . . . . . . . .  $60,216 $56,689  $98,821
    COST OF PRODUCT SOLD  . . . . . . . . . .   28,029  26,848   50,080
                                               ------- -------  -------
    GROSS PROFIT  . . . . . . . . . . . . . .   32,187  29,841   48,741
                                               ------- -------  -------
    OPERATING COSTS AND EXPENSES:
       Provision for doubtful accounts  . . .      537     983    1,450
       General and administrative . . . . . .   20,983  23,452   31,570
       Depreciation and amortization  . . . .    4,652   4,322    5,875
                                               ------- -------  -------
                                                26,172  28,757   38,895
                                               ------- -------  -------
    OPERATING INCOME  . . . . . . . . . . . .    6,015   1,084    9,846
    INTEREST EXPENSE (Net)  . . . . . . . . .      118      39    2,598
                                               ------- -------  -------
    INCOME BEFORE INCOME TAXES  . . . . . . .    5,897   1,045    7,248
    PROVISION FOR INCOME TAXES  . . . . . . .    2,400     600    3,550
                                               ------- -------  -------
    NET INCOME  . . . . . . . . . . . . . . .   $3,497    $445   $3,698
                                               ======= =======  =======

  See Notes to Consolidated Financial Statements

                         EMPIRE ENERGY CORPORATION
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED JUNE 30, 1994, 1995 AND 1996
                              (In Thousands)

                                                                        Additional                              Total
                                                              Common     Paid-in     Retained    Treasury   Stockholders'
                                                               Stock      Stock      Earnings     Stock         Equity
                                                              ------    ----------   --------    --------     ---------
     BALANCE, JUNE 30, 1993  . . . . . . . . . . . . . . .         $--         $--     $42,614         $--         $42,614
     NET INCOME  . . . . . . . . . . . . . . . . . . . . .          --          --       3,497          --           3,497
     EFFECT OF CORPORATE RESTRUCTURING . . . . . . . . . .          12      46,099    (46,111)          --              --
                                                               -------     -------     -------     -------         -------
     BALANCE, JUNE 30, 1994  . . . . . . . . . . . . . . .          12      46,099          --          --          46,111
     PURCHASE OF TREASURY STOCK  . . . . . . . . . . . . .          --          --          --        (21)            (21)
     NET INCOME  . . . . . . . . . . . . . . . . . . . . .          --          --         445          --             445
                                                               -------     -------     -------     -------         -------
     BALANCE, JUNE 30, 1995  . . . . . . . . . . . . . . .          12      46,099         445        (21)          46,535
     NET INCOME  . . . . . . . . . . . . . . . . . . . . .          --          --       3,698          --           3,698
                                                               -------     -------     -------     -------         -------
     BALANCE, JUNE 30, 1996  . . . . . . . . . . . . . . .         $12     $46,099      $4,143       $(21)         $50,233
                                                               =======     =======     =======     =======         =======

                                        See Notes to Consolidated Financial Statements


                         EMPIRE ENERGY CORPORATION
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED JUNE 30, 1994, 1995 AND 1996
                              (In Thousands)


                                               1994     1995     1996
                                               ----     ----     ----
   CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income . . . . . . . . . . . . . .   $3,497     $445   $3,698
         Items not requiring (providing)
            cash:
            Depreciation . . . . . . . . . .    4,336    4,084    5,593
            Amortization . . . . . . . . . .      316      238      282
            Gain on sale of assets . . . . .     (31)    (145)     (67)
            Deferred income taxes  . . . . .    (849)      194    1,075
      Changes in:
         Trade receivables . . . . . . . . .    (522)      388  (1,799)
         Inventories . . . . . . . . . . . .      952    (985)    (348)
         Accounts payable  . . . . . . . . .    (821)    1,444    1,301
         Accrued expenses and self insurance      229      325    2,124
         Prepaid expenses and other  . . . .      (7)       72    (279)
         Income taxes payable (refundable) .     (53)    (702)      270
                                              -------  -------  -------
            Net cash provided by operating
               activities  . . . . . . . . .    7,047    5,358   11,850
                                              -------  -------  -------


   CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sale of assets . . . . .      125      295      162
      Purchases of property and equipment  .  (4,058)  (8,365)  (3,184)
      Purchase of assets from SYN Inc. . . .       --       -- (35,980)
                                              -------  -------  -------
            Net cash used in investing
               activities  . . . . . . . . .  (3,933)  (8,070) (39,002)
                                              -------  -------  -------


   CASH FLOWS FROM FINANCING ACTIVITIES:
      Increase (decrease) in credit
         facilities  . . . . . . . . . . . .  (2,051)    1,600  (5,500)
      Principal payments on purchase
         obligations . . . . . . . . . . . .    (109)    (132)    (126)
      Checks in process of collection  . . .       --      158    (158)
      Purchase of treasury stock . . . . . .       --     (21)       --
      Proceeds from acquisition credit
         facility  . . . . . . . . . . . . .       --       --   35,000
                                              -------  -------  -------
            Net cash provided by (used in)
               financing activities  . . . .  (2,160)    1,605   29,216
                                              -------  -------  -------

   INCREASE (DECREASE) IN CASH . . . . . . .      954  (1,107)    2,064
   CASH, BEGINNING OF PERIOD . . . . . . . .      153    1,107      (0)
                                              -------  -------  -------
   CASH, END OF PERIOD . . . . . . . . . . .   $1,107     $(0)   $2,064
                                              =======  =======  =======




  See Notes to Consolidated Financial Statements

  EMPIRE ENERGY CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 1996


     NOTE 1:     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES

   Nature of Operations
   --------------------

     The Company's principal operations are the retail sale of LP gas. Most of the Company's customers are owners of residential single or multi-family dwellings who make periodic purchases on credit. Such customers are located in the Southeast and Midwest regions of the United States. At June 30, 1994, the Company was separated from Empire Gas Corporation (Empire Gas). The financial statements for the year ended June 30, 1994, reflect the operations of the subsidiaries of Empire Gas which the Company received in the restructuring transaction. See Note 2 for a description of the restructuring transaction.

   Estimates
   ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Principles of Consolidation
   ---------------------------

     The consolidated financial statements include the accounts of Empire Energy Corporation and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

   Revenue Recognition Policy
   --------------------------

     Sales and related cost of product sold are recognized upon delivery of the product or service.

   Inventories
   -----------

     Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method for retail operations and specific identification method for wholesale operations. The inventories consist of the following:

                                                         1995    1996
                                                         ----    ----
                                                        (In Thousands)
   Gas and other petroleum products  . . . . . . . . .   $1,679  $2,727
   Gas distribution parts, appliances and equipment  .    3,152   3,975
                                                         ------   -----
                                                         $4,831  $6,702
                                                         ======  ======

   Property and Equipment
   ----------------------

     Depreciation is provided on all property and equipment on the straight-line method over estimated useful lives of 5 to 33 years.

   Fair Value of Financial Instruments
   -----------------------------------

     At June 30, 1996, the Company's only financial instruments are cash, long-term debt and related accrued interest for which their carrying amounts approximate fair value.

   Income Taxes
   ------------

     Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

   Amortization
   ------------

     The excess of cost over fair value of net assets acquired
  (originally $4,850,000) is being amortized on the straight-line basis over 20 years.


     NOTE 2: RESTRUCTURING TRANSACTION On June 30, 1994, the Company was separated from Empire Gas in an exchange of the majority ownership of Empire Gas for all of the shares of the Company (a subsidiary of Empire Gas) (the "Split-off Transaction"). The Company received locations principally in the Southeast plus certain home office assets and liabilities.

     In connection with this transaction, the principal shareholder of Empire Gas terminated his employment with Empire Gas as well as terminated certain lease and use agreements. This shareholder was the principal shareholder and chairman of the board of the Company prior to the management buy out (See Note 3).

     NOTE 3: MANAGEMENT BUY OUT Prior to year end, professional and other fees amounting to $1,926,000 were incurred in connection with an effort to sell the Company and are included in general and administrative expense during the year ended June 30, 1996. The Company abandoned these efforts.

     On August 1, 1996, subsequent to year end, the principal shareholder of the Company since its inception and certain other shareholders sold their interest in the Company to a new entity formed by the remaining shareholders of the Company, all of which are members of management of the Company.

     In connection with this transaction, the principal shareholder of the Company terminated employment with the Company as well as terminated certain lease and use agreements. The new entity is principally owned by the son of the former principal shareholder. All references in these financial statements to the principal shareholder relate to the former principal shareholder.

     The new entity paid approximately $59,000,000 cash, distributed certain home office assets and a portion of the SYN Inc. receivable in exchange for the shares of Company stock purchased. In addition to the above consideration, the new entity issued a $5,000,000 note payable to the principal shareholder. The amount paid to the selling shareholders was financed with proceeds from a new credit agreement with the Company's current lender.

     The new credit facility provides for a $42,000,000 term loan, a $52,000,000 second term loan, a $20,000,000 working capital facility and a $10,000,000 acquisition credit facility. The new credit facility includes working capital, capital expenditures, cash flow and net worth requirements as well as dividend restrictions. The principal payment requirements on the two term loans will be $3,400,000 in the year ended June 30, 1997.


     NOTE 4: SYNERGY ACQUISITION On August 15, 1995, the Company acquired the assets of 38 retail locations previously operated by Synergy Group, Inc. These locations were purchased from SYN Inc., a company formed for the purpose of acquiring Synergy Group, Inc. SYN Inc. is majority owned by Northwestern Growth Corporation, a wholly-owned subsidiary of Northwestern Public Service Company, and minority owned and managed by Empire Gas. The purchase price of the 38 retail locations was approximately $38 million. The total consideration for the purchase was approximately $36 million in cash financed by the new acquisition credit facility (see Note 6) plus the assets of nine retail locations principally in Mississippi valued at approximately $2 million. The results of operations for the period after August 15, 1995, of the Synergy locations are included in the financial statements for the period ended June 30, 1996.

     Unaudited pro forma operations assuming the acquisition was made at the beginning of the year ended June 30, 1994 and 1995, are presented below. Pro forma results for the year ended June 30, 1996, are not presented since they would not differ materially from the audited results of operations presented in the statement of income.

                                                         1994    1995
                                                         ----    ----
                                                        (In Thousands)
   Operating revenue . . . . . . . . . . . . . . . . .  $88,620 $82,222
   Cost of product sold  . . . . . . . . . . . . . . .   42,589  40,724
                                                         ------  ------
   Gross profit  . . . . . . . . . . . . . . . . . . .  $46,031 $41,498
                                                         ======  ======


     The purchase price of the assets acquired from SYN Inc. is subject to adjustment based on the amount of working capital acquired by the Company. A receivable has been recorded in the amount of $3,978,000, which reflects the reduction in purchase price of the assets based on the amount of working capital acquired. On August 1, 1996, this receivable has been assigned to the former principal shareholder in connection with the management buy out.

     The purchase price of the assets acquired from SYN Inc. is also subject to adjustment based on the value of consumer tanks which cannot be located within a specified period of time. The Company has made a claim to SYN Inc. for approximately $4,000,000 which represents the value of unlocated tanks at June 30, 1996. A receivable for these tanks has been recorded on the balance sheet at June 30, 1996. On August 1, 1996, one-half of this receivable has been assigned to the former principal shareholder in connection with the management buy out.

     These amounts receivable in connection with the purchase from SYN Inc. are management's best estimate of amounts which will be ultimately collected. However, the parties are still negotiating final settlement, and the final amounts received could differ materially.


     NOTE 5:  RELATED-PARTY TRANSACTIONS

     The Company provides data processing, office rent and other clerical services to two corporations owned by officers and shareholders of the Company and is reimbursed $5,000 per month for these services.

     The Company leases a jet aircraft and an airport hangar from a corporation owned by the principal shareholder of the Company. The lease requires annual rent payments of $100,000 beginning July 1, 1994. In addition to direct lease payments, the Company is also responsible for the operating costs of the aircraft and the hangar. The lease agreement was terminated August 1, 1996, in connection with the management buy out.

     The Company has an agreement with a corporation owned by the principal shareholder of the Company which provides the Company the right to use business guest facilities. The agreement requires annual payments of $250,000 beginning July 1, 1994. In addition to direct payments, the Company is also responsible for providing vehicles and personnel to serve as security for the facilities. This agreement was terminated August 1, 1996, in connection with the management buy out.


     The Company leases the corporate home office, land, buildings and certain equipment from a corporation owned principally by the principal shareholder. The lease requires annual payments of $200,000 beginning July 1, 1994. The lease was terminated August 1, 1996, in connection with the management buy out.

     The Company leases a lodge from a corporation owned by the principal shareholder of the Company. The lease requires annual rent payments of $120,000 beginning July 1, 1994. The lease was terminated August 1, 1996, in connection with the management buy out.

     On August 1, 1996, the Company entered into a new lease agreement with entities controlled by the former principal shareholder. The new lease agreement provides for the payment of $600,000 per year for the corporate home office, land, buildings and certain equipment, the use of the airport hangar and the right to use land underlying the Company's warehouse facility. The agreement expires June 30, 2005.

     A subsidiary of the Company has entered into a seven-year services agreement with Empire Gas to provide data processing and management information services beginning July 1, 1994. The services agreement provides for payments by Empire Gas to be based on an allocation of the subsidiary's actual costs based on the gallons of LP gas sold by Empire Gas as a percentage of the gallons of LP gas sold by the Company and Empire Gas combined. For the years ended June 30, 1995, and June 30, 1996, total amounts received related to this services agreement were $1.1 million and $713,000, respectively. Such amounts have been netted against related general and administrative expenses in the accompanying statements of income.


     NOTE 6:  LONG-TERM DEBT Long-term debt consists of the following:

                                                      1995     1996
                                                      ----     ----
                                                      (In Thousands)
     Revolving credit facility (A) . . . . . . . . . $1,600       $--
     Acquisition credit facility (B) . . . . . . . .     --    31,100
     Purchase contract obligations (C) . . . . . . .    264       361
                                                     ------    ------
                                                      1,864    31,461
     Less current maturities . . . . . . . . . . . .    163     6,019
                                                     ------    ------
                                                     $1,701   $25,442
                                                     ======   =======

  (A) On September 30, 1994, the Company entered into an agreement with a lender to provide a revolving credit facility. The facility provides for borrowings up to $20 million, bears interest at either 1/2% over the lender's prime rate or 1-1/8% over the Eurodollar rate and matures June 30, 2000. The facility includes working capital, capital expenditure, cash flow and net worth requirements as well as dividend restrictions which limit the payment of cash dividends to 50% of the preceding year's net income. The Company's unused revolving credit line at June 30, 1996, amounted to $18,148,000 after considering $1,852,000 of letters of credit. The credit facility was terminated August 1, 1996, in connection with the management buy out.


  (B) On August 15, 1995, the Company modified the above agreement to include a $35 million acquisition credit facility which was used for the purchase of assets from SYN Inc. The acquisition credit facility bears interest at either 1/2% over the lender's prime rate or 1-1/8% over the Eurodollar rate and matures June 30, 2000. The acquisition credit facility requires quarterly principal payments of $1,944,000. This credit facility was terminated August 1, 1996, in connection with the management buy out.

  (C) Purchase contract obligations arise from the purchase of operating businesses and are collateralized by the equipment and real estate acquired in the respective acquisitions. The Company has also entered into purchase contract obligations for equipment used in administrative activities. At June 30, 1996, these obligations carried interest rates ranging from 7% to 10% and are due periodically through 2001.

        Based on the borrowing rates currently available to the Corporation from bank loans with similar terms and average maturities, the estimated fair value of long-term debt approximates its carrying value at June 30, 1995, and June 30, 1996, respectively.

     Aggregate annual maturities (in thousands) of the long-term debt outstanding at June 30, 1996, are:

            1997  . . . . . . . . . . . . . . . . .     $6,019
            1998  . . . . . . . . . . . . . . . . .      7,854
            1999  . . . . . . . . . . . . . . . . .      7,807
            2000  . . . . . . . . . . . . . . . . .      7,819
            2001  . . . . . . . . . . . . . . . . .      1,962
                                                        ------
                                                       $31,461
                                                       =======



     NOTE 7: INCOME TAXES The provision for income taxes includes these components (in thousands):

                                                  1994    1995     1996
                                                  ----    ----     ----
   Taxes currently payable . . . . . . . . . .   $3,249    $406   $2,475
   Deferred income taxes . . . . . . . . . . .    (849)     194    1,075
                                                -------  ------   ------
                                                 $2,400    $600   $3,550
                                                 ======  ======   ======

     The tax effects of temporary differences related to deferred taxes shown on the balance sheets were (in thousands):

                                                          1995      1996
                                                          ----      ----
   Deferred Tax Assets
      Allowance for doubtful accounts  . . . . . .        $335      $468
      Accounts receivable advance collections  . .         140       246
      Self-insurance liabilities and contingencies         480     1,229
         Accrued expenses  . . . . . . . . . . . .          44        81
         Alternative minimum tax credit carryover           39        --
                                                        ------    ------
                                                         1,038     2,024
                                                        ------    ------
   Deferred Tax Liability
   ----------------------
         Accumulated depreciation  . . . . . . . .    (15,844)  (17,205)
         Change in estimated taxes . . . . . . . .                 (700)
                                                      --------  --------
                                                      (15,844)  (17,905)
                                                      --------  --------
               Net deferred tax liability  . . . .   $(14,806) $(15,881)
                                                      ========  ========




     The above net deferred tax liability is presented on the balance sheets as follows (in thousands):


                                                      1995       1996
                                                      ----       ----
   Deferred tax asset - current  . . . . . . . . .       $652       $996
   Deferred tax liability - long-term  . . . . . .   (15,458)   (16,877)
                                                     --------   --------
   Net deferred tax liability  . . . . . . . . . .  $(14,806)  $(15,881)


     A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below (in thousands):

                                                     1994   1995  1996
                                                     ----   ----  ----
   Computed at the statutory rate (34%)  . . . . .  $2,005  $355  $2,464
   Increase resulting from:
   Amortization of excess of cost over fair value
      of net assets acquired . . . . . . . . . . .     107    77      79
   State income taxes - net of federal tax benefit     258   116     248
   Change in estimated taxes . . . . . . . . . . .      --    --     700
   Other . . . . . . . . . . . . . . . . . . . . .      30    52      59
                                                    ------  ----  ------
                                                    $2,400  $600  $3,550
                                                     =====  ====  ======


     NOTE 8: SELF-INSURANCE AND RELATED CONTINGENCIES Under the Company's current insurance program, coverage for comprehensive general liability and vehicle liability is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company retains a significant portion of certain expected losses related primarily to comprehensive general liability and vehicle liability. Under these current insurance programs, the Company self insures the first $1 million of coverage (per incident) on general liability and on vehicle liability. In addition, the Company has a $100,000 deductible for each and every liability claim. The Company obtains excess coverage from carriers for these programs on claims-made basis policies. The excess coverage for comprehensive general liability provides a loss limitation that limits the Company's aggregate of self-insured losses to $1.5 million per policy period.

     The Company self insures the first $250,000 of workers' compensation coverage (per incident). The Company purchased excess coverage from carriers for workers' compensation claims in excess of the self-insured coverage. Provisions for losses expected under this program are recorded based upon the Company's estimates of the aggregate liability for claims incurred. The Company provided letters of credit aggregating approximately $1,852,000 in connection with this program.

     Provisions for self-insured losses are recorded based upon the Company's estimates of the aggregate self-insured liability for claims incurred. At June 30, 1995 and 1996, the self-insurance liability, general, vehicle and workers' compensation liabilities accrued in the balance sheets totaled $1,604,000 and $3,174,000, respectively.

     The accrued liability includes $500,000 for incurred but not reported claims for both June 30, 1995 and 1996. The current portion of the liability of $500,000 and $750,000 at June 30, 1995 and 1996, respectively, is included in accrued expenses in the consolidated balance sheets. The noncurrent portion is included in accrued self-insurance liability.

     The Company currently self insures health benefits provided to the employees of the Company and its subsidiaries. Provisions for losses expected under this program are recorded based upon the Company's estimate of the aggregate liability for claims incurred.

     In conjunction with the restructuring that occurred in June 1994 between the Company and Empire Gas, the two companies agreed to share on a percentage basis the self-insured liabilities prior to June 30, 1994. Under the agreement, the Company will assume 47.7% of the liability with Empire Gas assuming the remaining 52.3%. The self-insurance liability, which is included in the Company's financial statements at June 30, 1996, includes 47.7% of the estimated total shared liability.

     The Company and its subsidiaries are presently defendants in various lawsuits related to the self-insurance program and other business-related lawsuits which are not expected to have a material, adverse effect on the Company's financial position or results of operations.


     NOTE 9: INCOME TAX AUDITS The State of Missouri has assessed Empire Gas approximately $1,400,000 for additional state income tax for the years ended June 30, 1992 and 1993. An amount approximating one-half of the above assessment could be at issue for the year ended June 30, 1994. Empire Gas and Empire Energy have protested these assessments and are currently waiting for a response from the Missouri Department of Revenue. It is likely that this matter will have to be settled in litigation. Empire Gas and Empire Energy believe that they have a strong position on this matter and intend to vigorously contest the assessment. It is not possible at this time to conclude on the outcome of this matter.

     The Internal Revenue has begun a federal income tax audit of Empire Gas for the year ended June 30, 1994. While the audit is still in process, the audit has principally focused on the deductibility of certain professional fees and travel and entertainment expenses as well as in the tax-free treatment of the Split-off Transaction.

     As a former member of the Empire Gas controlled group and in connection with a tax indemnity agreement with Empire Gas, the Company will assume 47.7% of the total shared liabilities related to these tax audits of the years ended June 30, 1994, and prior.

     The Split-off Transaction was structured with the intent of qualifying for tax-free treatment under Section 355 of the Internal Revenue Code and the Company, and Empire Gas, obtained a private letter ruling (the "Letter Ruling") from the Internal Revenue Service confirming such treatment, subject to certain representations and conditions specified in the Letter Ruling. The Internal Revenue Service is currently conducting an audit of Empire Gas for the year in which the Split-off Transaction occurred. If the Internal Revenue Service were to reverse the position it took in the Letter Ruling and prevail on a challenge to the tax-free treatment of the Split-off

  Transaction, the Company would be liable for a portion of any taxes, interest and penalties due, both as a former member of the Empire Gas controlled group and under a tax indemnity agreement with Empire Gas that was executed in connection with the Split-off Transaction. The Company's liability in such circumstances could exceed the percentage under the tax indemnity agreement if Empire Gas were unable to fund its percentage share under that agreement. If the Company were held liable for any taxes, interest or penalties in connection with the above Split-off Transaction, the amount of this liability could be substantial and could adversely effect the Company's financial position.

     The Company and its subsidiaries are presently included in various state tax audits which are not expected to have a material, adverse effect on the Company's financial position or results of operation.


     NOTE 10: STOCK OPTIONS The Company's current stock options provide for a fixed option price of $7.00 per share for options granted to officers and key employees. Options granted are exercisable beginning one year after the date of grant at the rate of 20% per year and expire six years after the date of grant. Option activity for each period was:

                                                             Shares       Price       Shares       Price
                                                             ------       -----       ------       -----
                                                                    1995                     1996
                                                            --------------------    ----------------------
   Beginning options outstanding . . . . . . . . . . . .             0        $0   1,145,000        $7.00
        Options granted  . . . . . . . . . . . . . . . .     1,170,000      7.00      25,000
        Options canceled   . . . . . . . . . . . . . . .      (25,000)      7.00    (50,000)         7.00


   Ending options outstanding  . . . . . . . . . . . . .     1,145,000      7.00   1,120,000         7.00



   On August 1, 1996, in connection with the management buy out, 150,000 options of the selling shareholders were cancelled.


     NOTE 11:  ADDITIONAL CASH FLOW INFORMATION (In Thousands)

                                                                                             1994      1995       1996
                                                                                             ----      ----       ---
      Noncash Investing and Financing Activities
           Purchase contract obligations incurred   . . . . . . . . . . . . . . . . . .         $--       $172      $222
      Additional Cash Payment Information
           Interest paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $155        $64    $2,432
           Income taxes paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $3,302     $1,108    $2,995

    NOTE 12:  FUTURE ACCOUNTING PRONOUNCEMENTS

  Impact of SFAS No. 121
  ----------------------

     In 1995 the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for the Impairment of Long-Lived Assets to be Disposed of." The Company must adopt this standard effective July 1, 1996. The Company does not expect that the adoption of this standard will have a material impact on its financial position or results of operations.


     NOTE 13: SIGNIFICANT ESTIMATES AND CONCENTRATIONS Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following: Dependence on Principal Suppliers Three suppliers, Conoco, Phillips and Texaco, account for approximately 50% of Empire Energy's volume of propane purchases.

     Although the Company believes that alternative sources of propane are readily available, in the event that the Company is unable to purchase propane from one of these three suppliers, the failure to obtain alternate sources of supply at competitive prices and on a timely basis would have a material, adverse effect on the Company. Estimates Significant estimates related to self-insurance, litigation, collectibility of receivables and income tax assessments are discussed in Notes 4, 8, and 9. Actual losses related to these items could vary materially from amounts reflected in the financial statements.


     NOTE 14: SUBSEQUENT EVENTS On October 7, 1996, the new ownership of the Company pursuant to the management buy out sold 100% of Company common stock to Northwestern Growth Corporation (NGC).


     (b) Pro Forma Financial Information. The Registrant will file the required pro forma financial information as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K was required to be filed.

     (c) Exhibits. The following exhibits are filed with this report:

        Exhibit 2. Agreement and Plan of Merger by and among Northwestern Growth Corporation, EEC Co., Empire Energy Corporation and the Stockholders of Empire Energy Corporation dated as of September 6, 1996.

                                SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 NORTHWESTERN PUBLIC SERVICE COMPANY


                 By:   /s/  Rogene A. Thaden
                    ---------------------------------------
                    Rogene A. Thaden
                    Treasurer


                 By:   /s/ Alan D. Dietrich
                    ----------------------------------------
                    Alan A. Dietrich
                    Vice President - Corporate Services
                       & Corporate Secretary



  Date:  October 18, 1996

                               EXHIBIT INDEX
                               -------------



  Exhibit     Description
  -------     -----------

     2 Agreement and Plan of Merger by and among Northwestern Growth Corporation, EEC Co., Empire Energy Corporation and the Stockholders of Empire Energy Corporation dated as of September 6, 1996.